Exhibit 10.4

Form of Waiver Letter

Reference is made to the Notice of Award of Restricted Stock Units and Notice of Award of Restricted Stock Units (Performance Based Grant) provided to me in connection with grants of restricted stock units and performance based restricted stock units on November 17, 2015 and February 16, 2016 (the “Specified Award Agreements”). The Specified Award Agreements provide for the possibility of accelerated vesting upon Retirement (as such term is defined in the Amended and Restated Mylan N.V. 2003 Long Term Incentive Plan, as amended). By executing this waiver letter, for good and valuable consideration (including my continued employment and continued participation in the Company’s incentive plans and programs), I hereby acknowledge and agree, effective as of January 1, 2017, that the provision of the Specified Award Agreements providing for accelerated vesting upon Retirement shall not be applicable to me and shall be deemed deleted from the Specified Award Agreements. All other provisions of the Specified Award Agreements, as modified by the foregoing, shall remain in full force and effect notwithstanding this waiver letter.

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[NAME]